UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2011
Gardner Denver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
(610) 249-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
               On July 25, 2011, the Board of Directors (the “Board”) of Gardner Denver, Inc. (the “Company”) appointed Mr. John D. Craig to serve as an independent director of the Company, effective immediately following the Company’s regularly scheduled Board and committee meetings in November 2011, until his term expires at the 2013 annual meeting of stockholders. Mr. Craig will fill the vacancy on the Board created by the previously announced retirement of Mr. Frank J. Hansen.
               Upon becoming a director in November 2011, Mr. Craig will receive a prorated annual retainer, prorated equity compensation grants of stock options and restricted stock units, and meeting attendance fees in accordance with the Company’s nonemployee director compensation program.
               There are no understandings or arrangements between Mr. Craig and any other person pursuant to which Mr. Craig was selected to serve as a director of the Company and there are no reportable transactions under Item 404(a) of Regulation S-K.
               A copy of the Company’s press release announcing the appointment of Mr. Craig to the Board is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Gardner Denver, Inc. Press Release dated July 29, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: July 29, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated July 29, 2011